Exhibit No. 15(ii) on Form N-1A
                                           Exhibit 1 Under Item 601 Reg S/K

                           RULE 12B-1 AGREEMENT


   This Agreement is made between the Financial Institution executing this Agreement ("Institution") and Edgewood Services, Inc. ("ESI") for the mutual funds (referred to individually as the "Fund" and collectively as the "Funds") for which ESI serves as Distributor of shares of beneficial interest or capital stock ("Shares") and which have adopted a Rule 12b-1 Plan ("Plan") and approved this form of agreement pursuant to Rule 12b-1 under the Investment Company Act of 1940. In consideration of the mutual covenants hereinafter contained, it is hereby agreed by and between the parties hereto as follows:

   1. ESI hereby appoints Institution to render or cause to be rendered distribution and sales services to the Funds and their shareholders.

   2. The services to be provided under Paragraph 1 may include, but are not limited to, the following:

      (a)  providing incentives to financial institutions;

      (b)  advertising and marketing shares to include preparation,
      printing     and distributing prospectuses and sales literature to
      prospective       shareholders and with financial institutions; and

      (c)  implementing and operating the Plan.

   3. During the term of this Agreement, ESI will pay the Institution fees for each Fund as set forth in a written schedule delivered to the Institution pursuant to this Agreement. ESI's fee schedule for Institution may be changed by ESI sending a new fee schedule to Institution pursuant to Paragraph 12 of this Agreement. For the payment period in which this Agreement becomes effective or terminates, there shall be an appropriate proration of the fee on the basis of the number of days that the Rule 12b-1 Agreement is in effect during the quarter.

   4. The Institution will not perform or provide any duties which would cause it to be a fiduciary with respect to plans or accounts governed by
Section 4975 of the Internal Revenue Code, as amended. For purposes of that Section, the Institution understands that any person who exercises any discretionary authority or discretionary control with respect to any individual retirement account or its assets, or who renders investment advice for a fee, or has any authority or responsibility to do so, or has any discretionary authority or discretionary responsibility in the administration of such an account, is a fiduciary.

   5.  The Institution understands that the Department of Labor views
ERISA as prohibiting fiduciaries of discretionary ERISA assets from receiving fees or other compensation from funds in which the fiduciary's discretionary ERISA assets are invested, except to the extent permitted by PTE 77-3 and PTE 77-4. To date, the Department of Labor has not issued any exemptive order or advisory opinion that would exempt fiduciaries from this interpretation. Without specific authorization from the Department of Labor, fiduciaries should carefully avoid investing discretionary assets in any fund pursuant to an arrangement where the fiduciary is to be compensated by the fund for such investment. Receipt of such compensation could violate ERISA provisions against fiduciary self-dealing and conflict of interest and could subject the fiduciary to substantial penalties.



                                2

   6. The Institution agrees not to solicit or cause to be solicited directly, or indirectly at any time in the future, any proxies from the shareholders of any or all of the Funds in opposition to proxies solicited by management of the Fund or Funds, unless a court of competent jurisdiction shall so direct or shall have determined that the conduct of a majority of the Board of Directors or Trustees of the Fund or Funds constitutes willful misfeasance, bad faith, gross negligence or reckless disregard of their duties. This paragraph 6 will survive the term of this Agreement.

   7. With respect to each Fund, this Agreement shall continue in effect for one year from the date of its execution, and thereafter for successive periods of one year if the form of this Agreement is approved at least annually by the Directors or Trustees of the Fund, including a majority of the members of the Board of Directors or Trustees of the Fund who are not interested persons of the Fund and have no direct or indirect financial interest in the operation of the Fund's Plan or in any related documents to the Plan ("Disinterested Directors or Trustees") cast in person at a meeting called for that purpose.

   8. The termination of this Agreement with respect to any one Fund will not cause the Agreement's termination with respect to any other Fund.

   9. Notwithstanding paragraph 7, this Agreement may be terminated as follows:

      (a) at any time, without the payment of any penalty, by the vote of a majority of the Disinterested Directors or Trustees of the Fund or by a vote of a majority of the outstanding voting securities of the

                                3
      Fund as defined in the Investment Company Act of 1940 on not more than sixty (60) days' written notice to the parties to this Agreement;

      (b) automatically in the event of the Agreement's assignment as defined in the Investment Company Act of 1940 or upon the termination of the "Distributor's Contract" between the Fund and ESI; and

      c) by either party to the Agreement without cause by giving the other party at least sixty (60) days' written notice of its intention to terminate.

   10. The Institution agrees to use its reasonable efforts to obtain any taxpayer identification number certification from its customers required under Section 3406 of the Internal Revenue Code, and any applicable Treasury regulations, and to provide ESI or its designee with timely written notice of any failure to obtain such taxpayer identification number certification in order to enable the implementation of any required backup withholding.

   11. This Agreement supersedes any prior service agreements between the parties for the Funds.

   12. This Agreement may be amended by ESI from time to time by the following procedure. ESI will mail a copy of the amendment to the Institution's address, as shown below. If the Institution does not object to the amendment within thirty (30) days after its receipt, the amendment will become part of the Agreement. The Institution's objection must be in writing and be received by ESI within such thirty days.

                                4



   13. This Agreement shall be construed in accordance with the Laws of the Commonwealth of Pennsylvania.



                                   [INSTITUTION]

                              Address

                              City       State      Zip Code

Dated:           , 1995            By:
                                      -----------------------------
                              Authorized Signature

                              Title

                              Print Name of Authorized Signature



                              EDGEWOOD SERVICES, INC.
                              Federated Investors Tower
                              Pittsburgh, Pennsylvania 15222-3779

                                5


                              By:
                                 ------------------------------
                                  President


                             MARKETVEST FUNDS
                     EXHIBIT A to 12b-1 Agreement with
                      Edgewood Services, Inc. ("ESI")


Portfolios

     ESI will pay Institution fees for the following portfolios (the "Funds") effective as of the dates set forth below:

          Name                                    Date

Marketvest Equity Fund                                 January 1, 1996
Marketvest Intermediate U.S. Government Bond Fund                January 1, 1996
Marketvest Short-Term Bond Fund                             January 1, 1996






                                6
Administrative Fees

     1. During the term of this Agreement, ESI will pay Institution a quarterly fee in respect of each Fund. This fee will be computed at the annual rate of .25% of the average net asset value of Shares of Marketvest Equity Fund, Marketvest Intermediate U.S. Government Bond Fund and Marketvest Short-Term Bond Fund, held during the quarter in accounts for which the Institution provides services under this Agreement, so long as the average net asset value of Shares in each Fund during the quarter equals or exceeds such minimum amount as ESI shall from time to time determine and communicate in writing to the Institution, provided that any change in such minimum amount shall be communicated to the Institution at least ten days in advance of the first quarterly period for which such change shall be proposed to be effective.

     2. For the quarterly period in which the Agreement becomes effective or terminates, there shall be an appropriate proration of any fee payable on the basis of the number of days that the Agreement is in effect during the quarter.


                             MARKETVEST FUNDS
                     EXHIBIT B TO 12B-1 AGREEMENT WITH
                      EDGEWOOD SERVICES, INC. ("ESI")


Portfolios

                                7

     ESI will pay Institution fees for the following portfolios (the "Funds") effective as of the dates set forth below:

          Name                                        Date

Marketvest International Equity Fund                             January 1, 1997


Administrative Fees

     1. During the term of this Agreement, ESI will pay Institution a quarterly fee in respect of each Fund. This fee will be computed at the annual rate of .25% of the average net asset value of Shares of Marketvest International Equity Fund, held during the quarter in accounts for which the Institution provides services under this Agreement, so long as the average net asset value of Shares in each Fund during the quarter equals or exceeds such minimum amount as ESI shall from time to time determine and communicate in writing to the Institution, provided that any change in such minimum amount shall be communicated to the Institution at least ten days in advance of the first quarterly period for which such change shall be proposed to be effective.

     2. For the quarterly period in which the Agreement becomes effective or terminates, there shall be an appropriate proration of any fee payable on the basis of the number of days that the Agreement is in effect during the quarter.